EXHIBIT 10.4

                                UNUM CORPORATION

                       1990 LONG-TERM STOCK INCENTIVE PLAN


SECTION 1.  Purpose.

The purpose of the UNUM Corporation 1990 Long-Term Stock Incentive Plan (the "Plan") is to promote the interests of UNUM Corporation and its stockholders by
(i) attracting and retaining executive officers, other key employees and corporation directors of outstanding ability; (ii) motivating such individuals, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of UNUM Corporation.


SECTION 2.  Definitions.

"Affiliate" shall mean any corporation or other entity which is not a Subsidiary but as to which the Corporation possesses a direct or indirect ownership interest and has representation on the board of directors or any similar governing body.

"Award" shall mean a grant or award under Sections 6 through 10, inclusive, of the Plan, as evidenced in a written document delivered to a Participant.

"Board" shall mean the Board of Directors of the Corporation.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Committee" shall mean the Compensation Committee of the Board.

"Common Stock" or "Stock" shall mean the common stock, $.10 par value, of the Corporation.

"Corporation" shall mean UNUM Corporation.

"Employee" shall mean any employee of the Employer.

"Employer" shall mean the Corporation and any Subsidiary or Affiliate.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" shall mean the average of the highest and lowest sales prices reported for consolidated trading of the Stock on the New York Stock Exchange on the date in question, or, if the Stock shall not have been traded on such date, the average of such highest and lowest sales prices on the first day prior thereto on which the Stock was so traded.

"Fiscal Year" shall mean the fiscal year of the Corporation.

"Incentive Stock Option" shall mean a stock option granted under Section 6 which is intended to meet the requirements of Section 422A of the Code.

"Limited Right" shall mean a limited stock appreciation right granted under
Section 8.


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"Non-Qualified Stock Option" shall mean a stock option granted under Section 6 which is not intended to be an Incentive Stock Option.

"Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

"Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

"Restricted Period" shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Unit Award may be forfeited to the Corporation.

"Restricted Stock" shall mean shares of Common Stock contingently granted to a Participant under Section 9 of the Plan.

"Restricted Stock Unit" shall have the meaning provided in 10(a).

"Subsidiary" shall mean any business entity in which the Corporation possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.


SECTION 3.  Administration.

Except as provided in Section 10, the Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of Award(s) to be granted to each Participant, the terms and conditions of Awards granted under the Plan and the terms and conditions of the agreements which will be entered into with Participants. As to the selection and grant of Awards to Participants who are not subject to Sections 16(a) and 16(b) of the Exchange Act, or any successor sections, the Committee may delegate its responsibilities to members of the Company's management consistent with applicable law.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); to direct employees of the Corporation and its subsidiaries or other advisors to prepare such materials or perform such analysis as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

Any interpretation and administration of the Plan by the Committee, and all actions of the Committee, shall be final, binding and conclusive on the Corporation, its stockholders, Subsidiaries, Affiliates, all Participants, their respective legal representatives, successors and assigns and upon all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.


SECTION 4.  Eligibility.

Participation in the Plan shall be limited to those key employees of the Corporation and any Subsidiary and Affiliate selected at the sole discretion of the Committee.


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SECTION 5.  Maximum Amount Available for Awards.

Subject to adjustment as provided in Section 12(j), the maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 13,600,000 shares of Common Stock. Shares of Common Stock may be made available from the authorized but unissued shares of the Corporation or from shares reacquired by the Corporation, including shares purchased in the open market. In the event that (i) an Option, or Stock Appreciation Right, or Limited Right expires or is cancelled unexercised as to any shares of Common Stock covered thereby, or (ii) any Award in respect of shares is forfeited for any reason under the Plan, such shares shall thereafter be again available for award pursuant to the Plan.


SECTION 6.  Stock Options.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of shares to be covered by each Option, the Option Price, as defined below, therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by
       Section 422A of the Code and any regulations implementing Section 422A.

(b) Option Price. The Committee shall establish the exercise price of the Option (the "Option Price") at the time each Option is granted, which Option Price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(c)    Exercise.

       (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

       (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Corporation. Such payment may be made in cash, or its equivalent, or, subject to such rules and guidelines as the Committee may establish, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Corporation, valued as of the date of such tender, is at least equal to such Option Price.


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(d) Termination of Employment.

       (1) Except as provided below, if a Participant ceases to be an Employee other than by reason of death, retirement or disability, any then outstanding Options may be exercised any time before their expiration date or within three months after the date of termination, whichever is earlier, but only to the extent that such Options were exercisable when employment ceased, absent a determination by the Committee to the contrary; provided, however, that a Participant is terminated for cause the Committee may determine that no Option may be exercised at any time after the termination date.

       (2) If a Participant's employment terminates because of death or disability, all then outstanding Options previously granted to the Participant will become exercisable. In the case of death of the Participant, such Options may be exercised at any time before their expiration date or within three years after the date of termination, whichever is earlier. In the case of permanent disability, such Options may be exercised at any time before their expiration date.

       (3) If a Participant's employment terminates because of retirement prior to January 1, 1995, any then outstanding Options may be exercised any time before their expiration date or within three years after the date of termination, whichever is earlier, but only to the extent that such Options were exercisable when employment ceased absent a determination by the Committee to the contrary. If a Participant's employment terminates because of retirement on or after January 1, 1995, any then outstanding Options may be exercised any time before their expiration date or within five years after the date of termination, whichever is earlier, but only to the extent that such Options were exercisable when employment ceased absent a determination by the Committee to the contrary.


SECTION 7.  Stock Appreciation Rights.

(a) The Committee shall have the authority to grant Stock Appreciation Rights in tandem with the grant of an Option or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with an Option may be granted either at or after the time of the grant of such Option.

       Stock Appreciation Rights or any applicable portion thereof granted in tandem with a given Option shall only be exercisable to the extent that the related Option is exercisable and shall terminate and no longer be exercisable upon the expiration or cancellation of the related Option.

       The exercise of an Option shall result in an immediate forfeiture of any Stock Appreciation Right granted in tandem with that Option, and the exercise of such Stock Appreciation Right shall cause an immediate forfeiture of its related Option. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from date of grant. A Stock Appreciation Right granted in tandem with an Option may be exercised by an optionee, in accordance with this Section 7, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in this Section 7.


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(b)    A Stock Appreciation Right shall entitle the Participant to receive from the Corporation an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of the exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, for any Stock Appreciation Right which is not related to an Incentive Stock Option and can only be exercised during limited periods of time in order to satisfy the conditions of certain rules of the Securities and Exchange Commission, the exercise of any such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Stock is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine whether Stock Appreciation Rights shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock.


SECTION 8.  Limited Rights.

(a) The Committee shall have the authority to grant Limited Rights in tandem with the grant of an Option or freestanding and unrelated to an Option. Limited Rights granted in tandem with an Option may be granted either at or after the time of the grant of such Option.

       Limited Rights or any applicable portion thereof granted in tandem with a given Option shall terminate and no longer be exercisable upon the expiration or cancellation of the related Option. The exercise of an Option shall result in an immediate forfeiture of any Limited Right granted in tandem with that Option, and the exercise of such Limited Right shall cause an immediate forfeiture of its related Option.

       A Limited Right granted in tandem with an Option may be exercised by an optionee, in accordance with this Section 8, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in this Section 8.

(b) Limited Rights shall only be exercisable during the 30 day period following a Change in Control as defined in Section 11 and shall not be exercisable after the expiration of ten years from the date of grant.

(c) Upon the exercise of a Limited Right, an optionee shall be entitled to receive from the Corporation an amount in cash equal in value to the excess of (i) the higher of (A) the highest price per share paid in connection with the Change in Control or (B) the highest Fair Market Value per share as reported in the Wall Street Journal at any time during the 60 day period preceding the Change in Control over (ii) in the case of a Limited Right granted in tandem with an Option, the Option Price per share specified in the related Option and in the case of all other Limited Rights, the price per share established in the grant of the Limited Right, such excess to be multiplied by the number of shares in respect of which the Limited Right shall have been exercised; provided, however, that upon the exercise of a Limited Right granted in tandem with an Incentive Stock Option, the amount set forth in clause (i) shall not exceed the Fair Market Value of a share on the date of exercise of the Limited Right.

(d) Limited Rights shall be subject to such other terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee. This Section 8 shall be interpreted in accordance and consistent with the principles set forth in Rule 16b-3 of the Exchange Act.


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SECTION 9.  Restricted Stock.

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock may be forfeited to the Corporation, and the other terms and conditions of such Awards. The Committee may determine that the Restricted Period applicable to a particular grant may vary depending upon the attainment of particular conditions, such as corporate earnings, share price or other targets set by the Committee.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, the Corporation shall deliver such certificates to the Participant or the Participant's legal representative.

(c) If a Participant's employment terminates by reasons of disability or death, any Restricted Stock held by such Participant shall thereafter vest and any restriction lapse, to the extent such Restricted Stock would have become vested and no longer subject to such restrictions within one year from the time of termination had the Participant continued to fulfill all of the conditions of the Restricted Stock during such period (or on such accelerated basis as the Committee may determine at or after grant). Unless otherwise determined by the Committee, if a Participant's employment terminates for any reasons other than permanent disability or death, any Restricted Stock which is unvested or subject to restriction shall thereupon be forfeited.

SECTION 10.  Restricted Stock Units.

(a) The Committee may, in its discretion, grant Restricted Stock Units to such eligible Participants as it may select. Restricted Stock Units shall entitle the Participant to receive one share of Common Stock per Unit at the times and subject to the conditions determined by the Committee. The Committee shall determine the number of Units to be granted to each Participant, whether or not the Restricted Stock Units are designed to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder, the duration of the Restricted Period (if any) during which, and the conditions under which, the Restricted Stock Units may be forfeited to the Corporation, the schedule for settlement, and any other terms and conditions relating to each grant, not inconsistent with the terms of this Plan, as the Committee shall deem advisable. The Committee may provide that the holder of a Restricted Stock Unit Award shall receive cash or Common Stock equal in value to the dividends paid with respect to a specified number of shares of the Common Stock, as such dividends accrue or upon settlement of the Restricted Stock Unit Award, in which case dividends may be deemed to have been reinvested in additional Common Stock or such other investment vehicles as the Committee may specify.

(b) Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Subject to the renumbered Section 12 of this Plan, all of the provisions governing the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Unit Award, or any cancellation or forfeiture of shares of Restricted Stock Units upon termination of employment of the Participant, whether by reason of death, permanent disability, retirement, or otherwise, shall be set forth in the Agreement relating to such Restricted Stock Unit Award, or in guidelines established by the Committee and made applicable to such Restricted Stock Unit Award.


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SECTION 11.  Non-Employee Director Options.

Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 10 shall only apply to a non-employee member of the Board. The other provisions of the Plan shall apply to grants of Options under this Section 10 to the extent not inconsistent with the provisions of this Section.

(a)    This Section 11 shall be administered by the Board.

(b) Each non-employee member of the Board shall receive Non-Qualified Stock Options in accordance with the provisions of this Section 11.

(c)    (i)   Recipients of Options under this Section 11 shall enter into a stock option agreement with the Corporation, which agreement shall set forth, among other things, the exercise price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.

       (ii) On the Effective Date (as defined below) each non-employee member of the Board of the Corporation shall receive Options to purchase 2,000 shares of Common Stock. Beginning in 1997, on the date after each annual stockholders meeting of the Corporation each continuing non-employee member of the Board shall be granted an Option to purchase 4,000 shares of Common Stock and, beginning in 1990, each newly elected non-employee director shall be granted an Option to purchase 6,000 shares of Common Stock. The Option Price per share of Common Stock purchasable under such Options shall be equal to the Fair Market Value of the Common Stock on the date of grant. Such Option shall remain exercisable until the earlier of ten years from the date of grant or the termination of any post-directorship consultancy agreement with the Corporation; provided, however, that if such consultancy agreement terminates by reason of death or disability any then outstanding Options may be exercised (x) at any time before their expiration date or (y), if such termination is by reason of death, within three years of the date of death, whichever is earlier. Such Options shall be exercisable one year from the date of grant by payment in full in cash or in shares of Common Stock having a Fair Market Value equal to the Option Price or in a combination of cash and such shares.

(d) The Board may not amend, alter, or discontinue this Section 11 without the approval of the stockholders of the Corporation.


SECTION 12.  Change of Control.

Notwithstanding anything to the contrary contained herein, unless otherwise set forth in any agreement relating to an Award, each outstanding Option, Stock Appreciation Right and Limited Right granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, and any restriction or deferral limitation applicable to any Restricted Stock or Restricted Stock Units shall lapse and such shares and Awards shall be deemed fully vested, in the event of a Change in Control (as hereinafter defined).


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For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:

       (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Corporation or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
             Act), directly or indirectly, of securities of the Corporation representing more than 40% of the number of the Corporation's then outstanding securities;

       (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Subsection 12(i), (iii) or (iv) of this Section 12) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

       (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 60% of the number of outstanding securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

       (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.


SECTION 13.  General Provisions.

(a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, to the extent permitted by applicable federal and state securities laws, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. The Optionee shall be entitled to elect to pay all or a portion of the exercise price for options granted under this Plan and any withholding taxes in connection with such exercise by having the shares of Common Stock to be issued by UNUM Corporation pursuant to such exercise sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220.

(b) Nontransferability. No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

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(c)    No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

(d) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or transferee of an Option or Restricted Stock Units shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(e) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

(f) Effective Date. Subject to the approval of the stockholders of the Corporation, the Plan shall be effective on February 9, 1990 (the "Effective Date"). No Options or Awards may be granted under the Plan after February 9, 2000.

(g) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under
       Section 16(b) of the Exchange Act. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations. The Chief Executive Officer shall be authorized to make minor or administrative modifications to the Plan as well as modification to the Plan which may be dictated by requirements of federal or state statutes applicable to the Corporation or authorized or made desirable by such statutes. No modification or termination of the Plan shall, without the optionee's consent, alter or impair any of his or her rights or obligations under any Option, Stock Appreciation Right or Limited Right theretofore granted to him or her under the Plan.

(h) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which (A) an Option, Stock Appreciation Right or Limited Right becomes exercisable; (B) Restricted Stock or Restricted Stock Units becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

(i) Hardship Distributions. In no event shall any Option granted under this Plan be exercisable through payment of the Option Price in cash during the period of one year following a hardship distribution under the UNUM Employees Retirement Savings Plan and Trust, as defined therein.

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(j)    Adjustments and Assumption. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Awards granted, and in the purchase price of outstanding Options. In the event of any merger, consolidation or other reorganization in which the Corporation is not the surviving or continuing corporation, all Awards granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation with appropriate adjustment as to the number and kind of shares and purchase price of the shares.

(k) In addition to the purposes set forth in Section 1, the Committee may grant Awards to eligible Participants in order to compensate such Participants to surrender existing rights to receive benefits from the Employer under this or any other benefit plan or arrangement.